Exhibit 99.2

JINTAI MINING GROUP, INC.’S E-MAIL ADDRESS CHANGE

NEW YORK, October 31, 2011 – Jintai Mining Group, Inc. (the “Company”) announced on October 31, 2011 that the Company changed its business e-mail address to Jintai-mining@189.cn.  From the date of this Announcement, only the messages sent through the e-mail as stated above can be relied upon by recipients.  Messages from any other e-mail accounts do not speak for the Company.

Company Contact:

Kuizhong Cai
Chairman of the Board of Directors
(86 778) 220-5911